AGREEMENT REGARDING 2006 NOTES

THIS AGREEMENT REGARDING 2006 NOTES (the “Agreement”) is made and entered into as of this 12th day of November 2008, by and among AMERICAN DAIRY, INC., a Utah corporation (the “Company”), AMERICAN FLYING CRANE CORPORATION, a Delaware corporation (“AFC”), MR. LENG YOU-BIN, being an individual resident in the People’s Republic of China (“Mr. Leng”), and the INVESTORS listed on Schedule I attached hereto (each an “Investor”, and collectively, the “Investors”).

RECITALS:

WHEREAS, the Company issued to the Investors those certain 7.75% Convertible Notes dated October 3, 2006 in the original aggregate principal amount of $18.2 million (the “Notes”), and those certain Common Stock Purchase Warrants dated October 3, 2006 (the “Warrants”);

WHEREAS, in connection with the issuance of the Notes and the Warrants, the Investors and the Company entered into that certain Registration Rights Agreement dated October 2, 2006 (the “Registration Rights Agreement”);

WHEREAS, Section 2(c) of the Registration Rights Agreement provides, inter alia, for the obligation of the Company, under certain circumstances, to pay to the Investors an amount equal to two-hundredths (.02) of the principal amount of the Notes for each month that a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”) has not been declared effective in respect of the “Registrable Securities” (as such term is defined in the Registration Rights Agreement), as set forth and in accordance with the terms and conditions therein;

WHEREAS, the Investors have claimed that under the terms of Section 2(c) of the Registration Rights Agreement, such amount, at the rate of two-hundredths (.02) of the principal amount of the Notes, has been accruing monthly and is unpaid since October 1, 2007, due to the fact that a registration statement has not been declared effective in respect of the Registrable Securities in accordance with the provisions of the Registration Rights Agreement, and the Investors have asserted their demand and claim for payment of such amounts for the period October 1, 2007 through September 30, 2008 (the “Claim);

WHEREAS, the Company desires to compromise the obligation to pay such Claim by issuing to the Investors, in lieu of paying in cash any amounts that may have accrued under the Registration Rights Agreement through September 30, 2008, an aggregate number of shares of the Company’s common stock having a current value of US $2.5 million, the number of shares to be issued to be determined by dividing the amount of US $2.5 million by the average closing price of the Company’s shares of Common Stock on the NYSE Arca for the thirty (30) trading day period ending on the last trading day immediately preceding the date of this Agreement;

WHEREAS, the Investors are willing to accept such shares in payment of the Claim, provided: (i) that the Notes, the Warrants, and the Registration Rights Agreement are amended as hereinafter set forth, (ii) the Company and Mr. Leng execute and deliver a share pledge agreement to secure the Notes as hereinafter described, and (iii) the Company complies with the other terms and conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Shares. Contemporaneously with the execution of this Agreement, the Company shall issue a total of 216,639 shares of Common Stock of the Company, par value $.001 (the “Shares”), to the Investors in the respective amounts listed on Schedule I attached hereto and incorporated herein by this reference. The Company will issue to each Investor a stock certificate of the Company representing the respective number of shares of common stock set forth in Schedule I opposite such Investor’s name.

2. Other Documents. Contemporaneously with the execution of this Agreement, and as conditions precedent to the effectiveness of this Agreement, the Company will also execute and deliver or provide the following agreements, instruments, or documents to the Investors (collectively, the “Other Documents”):

(a) an Amended and Restated Note to each Investor (collectively, the “Amended and Restated Notes”) to amend and restate the Notes in the form attached hereto as Exhibit A and incorporated herein by this reference, with each Investor receiving an Amended and Restated Note in the respective principal amount set forth opposite its name on Schedule II attached hereto and incorporated herein by this reference;

(b) an Amended and Restated Common Stock Purchase Warrant to each Investor (collectively, the “Amended and Restated Warrants”) to amend and restate the Warrants, in the form attached hereto as Exhibit B and incorporated herein by this reference, with each Investor receiving an Amended and Restated Warrant for the respective amount of warrants set forth opposite its name on Schedule III attached hereto and incorporated herein by this reference;

(c) an amendment to the Registration Rights Agreement between the Company and the Investors in the form attached hereto as Exhibit C and incorporated herein by this reference (the “Registration Rights Amendment”);

(d) a share pledge agreement in favor of the Investors (the “Share Pledge Agreement”) to secure the Notes executed by the Company and Mr. Leng, as pledgors, and The Bank of New York Mellon, as collateral agent, in the form attached hereto as Exhibit D and incorporated herein by this reference;

(e) a guarantee executed by AFC (the “Guarantee”), in the form attached hereto as Exhibit E and incorporated herein by this reference;

(f) a legal opinion from the Company’s United States counsel, addressed to the Investors, in the form attached hereto as Exhibit F and incorporated herein by this reference;

(g) UCC-1 financing statements with the Company and Mr. Leng as debtors, and The Bank of New York Mellon (Collateral Agent), as the secured party;

(h) a certified copy of: (i) the certificate of incorporation of the Company (and all amendments thereto), (ii) the bylaws of the Company (and all amendments thereto), and (iii) board of director resolutions of the Company approving this Agreement and all transactions contemplated hereby;

(i) a certified copy of : (i) the certificate of incorporation of AFC (and all amendments thereto), (ii) the bylaws of AFC (and all amendments thereto), and (iii) board of director resolutions of AFC approving this Agreement and all transactions contemplated hereby;

(j) an incumbency certificate signed by the proper officers of the Company;

(k) an incumbency certificate signed by the proper officers of AFC;

(l) an executed intercreditor agreement substantially in the form attached hereto as Exhibit G and incorporated herein by this reference;

(m) evidence that the requisite holders of the Company’s 1% Guaranteed Senior Secured Convertible Notes due 2012 (the “1% Notes”) have provided the requisite consent to this Agreement and the transactions contemplated hereby, in form satisfactory to the Investors; and

(n) good standing certificates for the Company and AFC, issued by their respective jurisdictions of organization.

3.  Waiver Letter.  Contemporaneously with the execution of this Agreement and delivery of the Shares and the Other Documents to the Investors pursuant to this Agreement, the Investors will execute and deliver to the Company a waiver letter agreement (the “Waiver”) in the form attached hereto as Exhibit H and incorporated herein by this reference.

4.  Continuing Covenant.  The Company and AFC covenant and agree that if, and to the extent that, any security interest with respect to equity interests in the Company’s PRC Subsidiaries (as defined below), or any additional subsidiaries of the Company or of AFC, currently existing or in the future, is granted by the Company or AFC in favor of the holders of the 1% Notes, then the Company and AFC shall grant a security interest in favor of the holders of the Amended and Restated Notes to the same relative extent as the interests granted by the Share Pledge Agreement referred to herein, pursuant to an applicable share pledge agreement. For purposes of this Agreement, “PRC Subsidiaries” shall mean LangFang Feihe Dairy Company Limited, GanHan Feihe Diary Company Limited, Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited, Heilongjiang Feihe Dairy Co., Limited, BaiQuan Feihe Dairy Co., Limited, and Beijing Feihe Biotechnology Scientific and Commercial Co., Limited.

5.  Other Obligations. Other than the resolution of the Claim pursuant to this Agreement and as expressly provided in the Waiver and the Other Agreements (as defined below), all obligations of the Company under the Registration Rights Agreement (as amended by the Registration Rights Amendment), the Amended and Restated Notes, the Amended and Restated Warrants, and the Subscription Agreement dated October 2, 2006 executed by the Company and the Investors, and at law, remain in full force and effect and shall not be impaired, compromised or released in any way by this Agreement. Without limitation of the foregoing, except as expressly provided in the Waiver, amounts of Additional Interest under the Registration Rights Amendment and the Amended and Restated Notes shall accrue and be due and payable pursuant to the Amended and Restated Notes and the Registration Rights Amendment for all periods from and after October 1, 2008.

6.  Company Representations and Warranties.

(a) The Company is a corporation duly organized and validly existing in good standing under the laws of State of Utah and has the requisite corporate power to own its properties and carry on its business as presently conducted.

(b) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.001 per share, of which 17,181,407 shares are issued and outstanding as of the date hereof, after giving effect to the issuance of the Shares pursuant to this Agreement.

(c) The Company has the requisite power and authority to enter into and perform this Agreement, the Amended and Restated Notes, the Amended and Restated Warrants, the Registration Rights Agreement as amended by the Registration Rights Amendment, and the Share Pledge Agreement (collectively, the “Other Agreements”) and to issue the Shares in accordance with the terms hereof and thereof.

(d) This Agreement and the Other Agreements have been duly authorized, executed and delivered by the Company, and, to the extent applicable, AFC, and constitute the valid and binding obligations of the Company, and, to the extent applicable, AFC, and are enforceable against the Company and, to the extent applicable, AFC, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(e) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

(f) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its subsidiaries, is required for the execution, delivery or performance of this Agreement or the Other Agreements.

(g) Assuming the accuracy of the Investors’ representations and warranties set forth in Section 7 below, neither the issuance of the Shares nor the performance of the Company’s obligations under this Agreement or the Other Agreements will violate or conflict with, result in a breach of, or constitute a default (or an event with the giving of notice or the lapse of time or both would constitute a default) under (A) the Company’s certificate of incorporation, bylaws, or other organizational documents; (B) any decree judgment, order, law, treaty, rule, regulation or determination applicable to the Company or over the properties or assets of the Company or any of its affiliates or subsidiaries; or (C) the terms of any bond, debenture, note, or any other evidence of indebtedness, or any agreement, stock option or similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates or subsidiaries is a party, or to which any of the properties of the Company or any of its affiliates or subsidiaries are subject; except to the extent that such circumstances would not have a material adverse effect on the rights of the Investors under this Agreement and the Other Agreements or their ability to enforce such rights.

(h) The Shares upon issuance are: (i) free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; and (ii) have not been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company.

(i)  To the knowledge of the Company, and giving effect to the waivers and consents granted by the holders of the 1% Notes in that certain Supplemental Indenture of the Company in regard to the 1% Notes dated as of even date herewith, no “Default” or “Event of Default” has occurred and is continuing under (and as such terms are defined in) either of the Indentures between the Company and The Bank of New York Mellon (as Trustee) dated June 1, 2007 and June 27, 2007, respectively (the “Indentures”), governing the 1% Notes.

(j)   (i)  Schedule IV attached hereto and incorporated herein by this reference contains complete and correct lists of each person in which the Company owns, directly or indirectly, any capital stock or similar equity interests, showing, as to each subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other subsidiary.

(ii) All of the outstanding shares of capital stock or similar equity interests of each subsidiary shown in Schedule IV as being owned by the Company and its subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any lien, except to the extent that such circumstances would not have a material adverse effect on the Company’s, or any applicable subsidiary’s, rights of ownership with respect to such capital stock or equity interests.

(iii) Except as disclosed in Schedule IV, no subsidiary is a party to, or otherwise subject to any legal or regulatory restriction or any agreement (other than this Agreement and the terms and conditions of the 1% Notes and the agreements entered into in connection therewith) restricting the ability of such subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its subsidiaries that owns outstanding shares of capital stock or similar equity interests of such subsidiary.

(k) Except as disclosed in Schedule V, attached hereto and incorporated herein by this reference, each of the Company’s subsidiaries (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a domestic or foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where, for the purposes of (ii) or (iii) only, the failure to have all such requisite power and authority or to be so duly qualified or licensed does not, and would not, individually or in the aggregate, have a material adverse effect. The constitutional documents and certificates of each of the PRC Subsidiaries of the Company are valid and have been duly approved or registered (as applicable) by applicable governmental authorities.

(l)  (i) All of the outstanding shares of capital stock or similar equity interests of the Company in its subsidiaries have been validly issued, are fully paid and non-assessable, and are free and clear of any lien, other than as set forth in that certain Share Pledge Agreement between the Company, Mr. Leng, and The Bank of New York Mellon (as Collateral Agent) dated June 1, 2007, and the Share Pledge Agreement entered into as of even date herewith by the Company, Mr. Leng, and The Bank of New York Mellon (as Collateral Agent), and delivered to the Investors pursuant to Section 2(d) of this Agreement.

  (ii) Except as set forth on Schedule VI, attached hereto and incorporated herein by this reference, as of the date hereof, there is no capital stock issued or issuable pursuant to any exercise, conversion, exchange, subscription or otherwise in connection with any warrants, options, convertible securities or any agreement to sell or issue capital stock of the Company or securities which may be exercised, converted or exchanged for capital stock of the Company. As of the date hereof, the shares of common stock issuable upon conversion of the Amended and Restated Notes and the exercise of the Amended and Restated Warrants will have been duly reserved for issuance. When duly issued upon conversion of the Amended and Restated Notes in accordance with the terms of the Amended and Restated Notes, the shares of common stock will have been validly issued, fully paid and non-assessable, and the issuance of the shares of common stock will not be subject to any preemptive or similar right. When duly issued upon exercise of the Amended and Restated Warrants, in accordance with the terms and conditions thereof, the shares of common stock issuable thereunder will have been validly issued, fully paid and non-assessable, and the issuance of the shares of common stock will not be subject to any preemptive or similar right.

7.  Investors Representations and Warranties

(a) Each Investor that is a partnership, corporation, limited liability company, or trust, represents severally that it is validly existing in good standing under the laws of its state of incorporation or organization, and has the requisite power to own its properties and carry on its business. Each Investor represents severally that it has the requisite power and authority to enter into and perform this Agreement.

(b)  Each Investor represents severally that it is acquiring its Shares as set forth on Schedule I as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to each Investor’s right at all times to sell or otherwise dispose of all or part of the Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contain herein shall be deemed a representation or warranty by an Investor to hold the Shares for any period of time.

(c)  Each Investor represents severally that it is an “accredited investor,” as such term is defined in Regulation D promulgated under the 1933 Act and is experienced in investments and business matters.

(d)  Each Investor represents severally that this Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

8.  Miscellaneous

(a) This Agreement shall accrue to the benefit of and be binding upon the parties hereto, their respective successors, agents and permitted assigns.

(b)  This Agreement shall be interpreted, enforced, construed, and governed under the laws of the State of New York, without regard to its conflict of laws principles.

(c) No waiver, modification or amendment of this Agreement, or any of the terms or provisions hereof, shall be binding upon any of the parties unless confirmed by a written instrument signed by such party. No waiver by any party of any term or provision of this Agreement or of any breach or default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile, pdf, or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(e) THE PARTIES HERETO HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“Company” AMERICAN DAIRY, INC.

By:	/s/ Jonathan Chou
Name:	Jonathan Chou
Title:	Chief Financial Officer

“AFC” AMERICAN FLYING CRANE CORPORATION

By:	/s/ Jonathan Chou
Name:	Jonathan Chou
Title:	Chief Financial Officer

“MR. LENG”

By:	/s/ Leng You-Bin
Name:	Leng You-Bin

[The signatures of the Investors begin on the next page]

RFT INVESTMENT COMPANY, LLC

By:	LOR, Inc., its Manager

	By:	/s/ Donald P.Carson
	Name:	Donald P. Carson
	Title:	Secretary/Treasurer

(Signature page to Agreement Regarding 2006 Notes)

ST. JAMES CAPITAL, L.L.C.

By:	/s/ Donald P. Carson
Name:	Donald P. Carson
Title:	Manager

(Signature page to Agreement Regarding 2006 Notes)

/s/ R. Randall Rollins
R. RANDALL ROLLINS

(Signature page to Agreement Regarding 2006 Notes)

RCTLOR, LLC

By:	LOR, Inc., its Manager

	By:	/s/ Donald P.Carson
	Name:	Donald P. Carson
	Title:	Secretary/Treasurer

(Signature page to Agreement Regarding 2006 Notes)

GRACE C. ROLLINS

By:	/s/ R. Randall Rollins
Name:	R. Randall Rollins
Title:	Attorney-in-fact

(Signature page to Agreement Regarding 2006 Notes)

RRR DECEMBER PARTNERSHIP, L.P.

By:	1994 RRR Voting Trust, its managing general partner

	By:	/s/ R. Randall Rollins
	Name:	R. Randall Rollins
	Title:	Trustee

(Signature page to Agreement Regarding 2006 Notes)

GWR DECEMBER PARTNERSHIP, L.P.

By:	1994 GWR Voting Trust, its managing general partner

	By:	/s/ Gary W. Rollins
	Name:	Gary W. Rollins
	Title:	Trustee

(Signature page to Agreement Regarding 2006 Notes)

GIA PARTNERS, L.P.

By:	GIA Management Company, LLC, its general partner

	By:	/s/ Gary W. Rollins
	Name:	Gary W. Rollins
	Title:	CEO

(Signature page to Agreement Regarding 2006 Notes)

RADIC, L.L.C.

By:	/s/ Gary W. Rollins
Name: Gary W. Rollins Title: Manager

(Signature page to Agreement Regarding 2006 Notes)

ROLLINS INVESTMENT FUND

By:	/s/ R. Randall Rollins
Name: R. Randall Rollins Title: Partner

(Signature page to Agreement Regarding 2006 Notes)

THE O. WAYNE ROLLINS FOUNDATION

By:	/s/ R. Randall Rollins
Name: R. Randall Rollins Title: Trustee

(Signature page to Agreement Regarding 2006 Notes)

COOK & BYNUM CAPITAL QP, LLC, as successor to Gullane Capital Partners Encore LLC

By:	Cook & Bynum Capital Management, LLC, its managing member

	By:	/s/ Richard Poellnitz Cook
	Name:	Richard Poellnitz Cook
	Title:	Principal

(Signature page to Agreement Regarding 2006 Notes)

DISCOVERY GLOBAL OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Sammy Acebal
Name:	Sammy Acebal
Title:	Senior Vice President

(Signature page to Agreement Regarding 2006 Notes)

SWIFTWATER AGGRESSIVE VALUE MASTER FUND, LTD.

By:	/s/ Shawn P. Bryant
Name:	Shawn P. Bryant
Title:	Director

(Signature page to Agreement Regarding 2006 Notes)